Exhibit 99.1
ABERCROMBIE & FITCH REPORTS FOURTH QUARTER AND FISCAL YEAR-END RESULTS
BOARD OF DIRECTORS DECLARES QUARTERLY DIVIDEND OF $0.175
New Albany, Ohio, February 16, 2010: Abercrombie & Fitch Co. (NYSE: ANF) today reported unaudited results which reflected net income of $47.5 million and net income per diluted share of $0.53 for the thirteen weeks ended January 30, 2010, compared to net income of $68.4 million and net income per diluted share of $0.78 for the thirteen weeks ended January 31, 2009.
Excluding a net loss from discontinued operations and non-cash asset impairment charges, the Company reported non-GAAP net income per diluted share of $0.91 for the thirteen weeks ended January 30, 2010, compared to non-GAAP net income per diluted share of $1.06 for the comparable period last year. A reconciliation of net income per diluted share on a GAAP basis to net income per diluted share excluding net loss from discontinued operations and non-cash asset impairment charges, a non-GAAP financial measure, is summarized in a table accompanying the Condensed Consolidated financial statements included with this release.
The Company also reported net income of $0.3 million and net income per diluted share of $0.00 for the fifty-two weeks ended January 30, 2010, compared to net income of $272.3 million and net income per diluted share of $3.05 for the fifty-two weeks ended January 31, 2009.
Excluding a net loss from discontinued operations and non-cash asset impairment charges, the Company reported non-GAAP net income per diluted share of $1.12 for the fifty-two weeks ended January 30, 2010, compared to non-GAAP net income per diluted of $3.51 for the comparable period last year.
The Company completed the closure of its Ruehl branded stores and related direct-to-consumer operations during the fourth quarter. Accordingly, the after-tax operating results for Ruehl are included in discontinued operations for all periods presented in the Company’s Condensed Consolidated Statements of Income.
Fourth Quarter Sales Highlights — From Continuing Operations
•	Total Company net sales, including direct-to-consumer net sales, decreased 5% to $936.0 million
•	Total Company domestic net sales, including direct-to-consumer net sales, decreased 12% to $793.1 million
•	Total Company international net sales, including direct-to-consumer net sales, increased 86% to $142.9 million
•	Comparable store sales decreased 13%
•	Total Company direct-to-consumer net merchandise sales were $93.1 million, flat compared to last year
•	Abercrombie & Fitch net sales of $398.0 million; Abercrombie & Fitch comparable store sales decreased 8%

•	abercrombie kids net sales of $111.8 million; abercrombie kids comparable store sales decreased 11%
•	Hollister Co. net sales of $417.1 million; Hollister Co. comparable store sales decreased 19%
Mike Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch Co., said:
“Having managed through a very difficult retail environment in 2009 with a long-term mindset of protecting our brands, we look forward to 2010 as we intend to grow the business internationally and improve the profitability of the domestic business.”
Fourth Quarter and Fiscal Year 2009 Financial Results
Net sales for the thirteen weeks ended January 30, 2010 decreased 5% to $936.0 million from $980.8 million for the thirteen weeks ended January 31, 2009. Total Company direct-to-consumer net merchandise sales were $93.1 million for the thirteen week period ended January 30, 2010, flat to the comparable period last year. Total Company fourth quarter comparable store sales decreased 13%. For the fifty-two week fiscal year ended January 30, 2010, the Company reported a net sales decrease of 16% to $2.93 billion from $3.48 billion for the fifty-two week fiscal year ended January 31, 2009. Total Company direct-to-consumer net merchandise sales decreased 6% to $249.4 million for the fifty-two week fiscal year ended January 30, 2010, compared to the fifty-two week fiscal year ended January 31, 2009. Fiscal 2009 total Company comparable store sales decreased 23%.
The gross profit rate for the fourth quarter was 63.5%, 110 basis points lower than last year’s fourth quarter gross profit rate. The decrease in gross profit rate was primarily driven by a lower average unit retail, partially off-set by a reduction in average unit cost. In addition, gross profit for the quarter was affected by unplanned markdowns on spring product that will go straight to clearance or outlet stores. For Fiscal 2009, the gross profit rate was 64.3% versus 66.9% last year.
Stores and distribution expense, as a percentage of net sales, increased to 44.2% from 39.3% for the fourth quarter. For the thirteen weeks ended January 30, 2010 and January 31, 2009, stores and distribution expense included non-cash, pre-tax asset impairment charges related to 99 stores of $33.2 million, or 3.5% of net sales, and charges related to 20 stores of $8.3 million, or 0.8% of net sales, respectively. Excluding the effect of impairment charges, the increase in stores and distribution expense as a percentage of net sales was primarily attributable to higher store occupancy costs, including rent, depreciation and other occupancy costs. For Fiscal 2009, stores and distribution expense, as a percentage of net sales, increased to 48.7% versus 41.2% last year.
Marketing, general and administrative expense for the fourth quarter was $92.4 million, compared to $97.5 million during the same period last year. Marketing, general and administrative expense reflects reductions related to employee compensation and benefits, travel, outside services and marketing. For Fiscal 2009, marketing, general and administrative expense was $353.3 million compared to $405.2 million last year.
The income tax rate for continuing operations for the fourth quarter was 35.3% compared to 44.4% during the same period last year. The fourth quarter income tax rate for continuing operations for Fiscal 2009 benefitted from foreign operations. The income tax rate for the fourth quarter of Fiscal 2008 included a charge of $9.9 million related to IRC Section 162(m). For Fiscal 2009, the income tax rate from continuing operations was 33.9% compared to 39.5% last year.

Net income from continuing operations was $61.0 million and net income per diluted share from continuing operations was $0.68 for the thirteen weeks ended January 30, 2010, compared to net income from continuing operations of $88.0 million and net income per diluted share from continuing operations of $1.00 for the comparable period last year. The results included non-cash, store-related asset impairment charges of $0.23 per diluted share and $0.06 per diluted share for the thirteen weeks ended January 30, 2010 and January 31, 2009, respectively, and a charge of $0.11 per diluted share related to expense associated with IRC Section 162(m) for the thirteen weeks ended January 31, 2009. For Fiscal 2009, net income from continuing operations was $79.0 million and net income per diluted share from continuing operations was $0.89, compared to net income from continuing operations of $308.2 million and net income per diluted share from continuing operations of $3.45 for the comparable period last year, including the above charges.
Net loss from discontinued operations was $13.6 million and net loss per diluted share from discontinued operations was $0.15 for the fourth quarter, compared to net loss from discontinued operations of $19.6 million and net loss per diluted share from discontinued operations of $0.22 for the comparable period last year. Net loss from discontinued operations for the fourth quarter of Fiscal 2009 includes an after-tax charge of $13.7 million, or $0.15 per diluted share, associated with the closure of the Ruehl business, primarily related to lease termination costs. Net loss from discontinued operations for the fourth quarter of Fiscal 2008 includes an after-tax, store-related asset impairment charge of $13.6 million, or $0.15 per diluted share. For Fiscal 2009, net loss from discontinued operations was $78.7 million and net loss per diluted share from discontinued operations was $0.89, compared to net loss from discontinued operations of $35.9 million and net loss per diluted share from discontinued operations of $0.40 for the comparable period last year. Net loss from discontinued operations includes after-tax charges of $34.2 million, or $0.39 per diluted share, associated with the closure of the Ruehl business for Fiscal 2009, and after-tax charges of $31.4 million, or $0.35 per diluted share, and $13.6 million, or $0.15 per diluted share, associated with the impairment of Ruehl-related store assets for Fiscal 2009 and Fiscal 2008, respectively.
The Company ended the fourth quarter with $680.1 million in cash and cash equivalents, and borrowings under the credit agreement of $50.9 million and outstanding letters of credit of $50.0 million.
Fiscal 2009 total capital expenditures were $175.5 million, which consisted of approximately $136.5 million for new stores, store refreshes and remodels and $39.0 million related to information technology, distribution center and other home office projects.
During Fiscal 2009, the Company opened 24 new stores, 11 domestically and 13 internationally, and closed 53 stores, including 29 Ruehl stores.
Ruehl Update — Discontinued Operations
As previously announced, on June 16, 2009, the Board of Directors approved the closure of the Company’s 29 Ruehl branded stores and related direct-to-consumer operations. The Company completed the closure during the fourth quarter of Fiscal 2009 and accordingly the after-tax operating results of Ruehl for each period presented are included in discontinued operations on the Condensed Consolidated Statements of Income. As compared to the previous estimate of $60 million, during Fiscal 2009 the Company incurred aggregate pre-tax charges with a net present value of approximately $56.1 million to exit the Ruehl business, of which $22.4 million was incurred in the fourth quarter.
In addition to the $56.1 million in aggregate pre-tax exit charges incurred during Fiscal 2009, the Company incurred non-cash, pre-tax asset impairment charges related to Ruehl of $51.5 million during Fiscal 2009 and $22.3 million during Fiscal 2008.
The net loss from discontinued operations for the fourth quarter and fiscal year includes the operating results, exit charges and non-cash impairment charges for Ruehl as summarized in the table accompanying the condensed consolidated financial statements included with this release.

Other Developments
During the quarter, the Company opened a flagship location in Tokyo, as well as five Hollister mall-based stores in Europe.
The Board of Directors declared a quarterly cash dividend of $0.175 per share on the Class A Common Stock of Abercrombie & Fitch Co. payable on March 16, 2010 to shareholders of record at the close of business on February 26, 2010.
2010 Outlook
In Fiscal 2010, the Company expects to open Abercrombie & Fitch flagship stores in Copenhagen, Denmark and Fukuoka, Japan and a Hollister Epic store on Fifth Avenue in New York. Additionally, the Company expects to open approximately 30 international mall-based Hollister stores.
Based on current new store plans and other planned expenditures, the Company expects total capital expenditures to be in the range of $250 million to $260 million, including $215 million to $225 million related to new stores, store refreshes and remodels, and approximately $35 million related to information technology, distribution center and other home office projects.
At the end of Fiscal 2009, the Company operated a total of 1,096 stores. The Company operated 340 Abercrombie & Fitch stores, 205 abercrombie stores, 507 Hollister Co. stores and 16 Gilly Hicks stores domestically. The Company also operated six Abercrombie & Fitch stores, four abercrombie kids stores and 18 Hollister Co. stores internationally. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.
Today at 8:30 AM, Eastern Time, the Company will conduct a conference call. Management will discuss the Company’s performance and its plans for the future and will accept questions from participants. To listen to the live conference call, dial (888) 204-4317 or internationally at (913) 981-5589. To listen via the Internet, go to www.abercrombie.com, select the Investors page and scroll through the Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (888) 203-1112 or internationally at (719) 457-0820 followed by the conference ID number 6042496; or for 12 months by visiting the Company’s website at www.abercrombie.com.
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For further information, call:	Eric Cerny
Manager, Investor Relations
(614) 283-6385
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2009 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: current general and financial economic conditions; changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; availability and market prices of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; estimates of expenses which the Company may incur in connection with the closure of the Ruehl stores and related direct-to-consumer operations; and the outcome of pending litigation or other adversarial proceedings. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
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Abercrombie & Fitch Co.
Condensed Consolidated Statements of Income
(Unaudited)
Thirteen Weeks Ended January 30, 2010 and Thirteen Weeks Ended January 31, 2009
(in thousands, except per share data)

	ACTUAL		ACTUAL
	2009	% of Net Sales	2008	% of Net Sales

Net Sales	$935,991	100.0%	$980,809	100.0%

Cost of Goods Sold	341,449	36.5%	346,960	35.4%

Gross Profit	594,542	63.5%	633,849	64.6%

Total Stores and Distribution Expense	413,983	44.2%	385,017	39.3%

Total Marketing, General and Administrative Expense	92,390	9.9%	97,464	9.9%

Other Operating Income, Net	(7,268)	-0.8%	(5,431)	-0.6%

Operating Income	95,437	10.2%	156,799	16.0%

Interest Expense (Income), Net	1,093	0.1%	(1,419)	-0.1%

Income from Continuing Operation Before Income Taxes	94,344	10.1%	158,218	16.1%

Income Tax Expense for Continuing Operations	33,319	3.6%	70,197	7.2%

Net Income from Continuing Operations	61,025	6.5%	88,021	9.0%

Net Loss from Discontinued Operations (net of taxes)	(13,566)	-1.4%	(19,614)	-2.0%

Net Income	$47,459	5.1%	$68,407	7.0%

Net Income Per Share from Continuing Operations:
Basic	$0.69		$1.01
Diluted	$0.68		$1.00

Net Loss Per Share from Discontinued Operations:
Basic	$(0.15)		$(0.23)
Diluted	$(0.15)		$(0.22)

Total Net Income Per Share:
Basic	$0.54		$0.79
Diluted	$0.53		$0.78

Weighted-Average Shares Outstanding:
Basic	87,977		87,052
Diluted	89,114		88,258

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Income
(Unaudited)
Fifty-Two Weeks Ended January 30, 2010 and Fifty-Two Weeks Ended January 31, 2009
(in thousands, except per share data)

	ACTUAL		ACTUAL
	2009	% of Net Sales	2008	% of Net Sales

Net Sales	$2,928,626	100.0%	$3,484,058	100.0%

Cost of Goods Sold	1,045,028	35.7%	1,152,963	33.1%

Gross Profit	1,883,598	64.3%	2,331,095	66.9%

Total Stores and Distribution Expense	1,425,950	48.7%	1,436,363	41.2%

Total Marketing, General and Administrative Expense	353,269	12.1%	405,248	11.6%

Other Operating Income, Net	(13,533)	-0.5%	(8,778)	-0.3%

Operating Income	117,912	4.0%	498,262	14.3%

Interest Income, Net	(1,598)	-0.1%	(11,382)	-0.3%

Income from Continuing Operation Before Income Taxes	119,510	4.1%	509,644	14.6%

Income Tax Expense for Continuing Operations	40,557	1.4%	201,475	5.8%

Net Income from Continuing Operations	78,953	2.7%	308,169	8.8%

Net Loss from Discontinued Operations (net of taxes)	(78,699)	-2.7%	(35,914)	-1.0%

Net Income	$254	0.0%	$272,255	7.8%

Net Income Per Share from Continuing Operations:
Basic	$0.90		$3.55
Diluted	$0.89		$3.45

Net Loss Per Share from Discontinued Operations:
Basic	$(0.90)		$(0.41)
Diluted	$(0.89)		$(0.40)

Total Net Income Per Share:
Basic	$0.00		$3.14
Diluted	$0.00		$3.05

Weighted-Average Shares Outstanding:
Basic	87,874		86,816
Diluted	88,609		89,291

Abercrombie & Fitch Co.
Condensed Consolidated Balance Sheets
(in thousands)

	(Unaudited)
	January 30, 2010	January 31, 2009
ASSETS

Current Assets
Cash and Equivalents	$680,113	$522,122
Marketable Securities	32,356	—
Receivables	102,450	53,110
Inventories	310,645	372,422
Deferred Income Taxes	44,570	43,408
Other Current Assets	89,942	93,763

Total Current Assets	1,260,076	1,084,825

Property and Equipment, Net	1,244,019	1,398,655

Non-Current Marketable Securities	141,794	229,081

Other Assets	187,562	135,620

TOTAL ASSETS	$2,833,451	$2,848,181

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts Payable and Outstanding Checks	$150,134	$149,753
Accrued Expenses	264,109	241,231
Deferred Lease Credits	43,597	42,358
Income Taxes Payable	9,352	16,455

Total Current Liabilities	467,192	449,797

Long-Term Liabilities
Deferred Income Taxes	47,142	34,085
Deferred Lease Credits	212,052	211,978
Debt	71,213	100,000
Other Liabilities	207,935	206,743

Total Long-Term Liabilities	538,342	552,806

Total Shareholders’ Equity	1,827,917	1,845,578

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,833,451	$2,848,181

Reconciliation of GAAP to non-GAAP financial measures
This release contains non-GAAP financial measures reflecting adjustments to the Company’s net income per diluted share for the thirteen and fifty-two weeks ended January 30, 2010 and January 31, 2009. Provided in the tables below are reconciliations between the relevant GAAP financial measures and the non-GAAP financial measures contained in this release. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.
The Company believes that the non-GAAP financial measures presented in the release and below in the reconciliation tables are useful to investors as they provide the ability to measure the Company’s operating performance and compare it against that of prior periods without reference to the Condensed Consolidated Statements of Income impact of discontinued operations and non-cash, store related asset impairment charges. These non-GAAP financial measures should not be used as alternatives to net income per diluted share as indicators of the ongoing operating performance of the Company and are also not intended to supersede or replace the Company’s GAAP financial measures.
Abercrombie & Fitch Co.
Reconciliation of net income per diluted share on a GAAP basis to net income per diluted share on a non-GAAP basis
(Unaudited)

	Thirteen Weeks Ended
	January 30, 2010	January 31, 2009

Net income per diluted share on a GAAP basis	$0.53	$0.78
Plus: Net loss from discontinued operations (1)	$0.15	$0.22
Plus: Non-cash, store-related asset impairment charges (2)	$0.23	$0.06

Net income per diluted share on a non-GAAP basis	$0.91	$1.06

	Fifty-two Weeks Ended
	January 30, 2010	January 31, 2009

Net income per diluted share on a GAAP basis	$0.00	$3.05
Plus: Net loss from discontinued operations (1)	$0.89	$0.40
Plus: Non-cash, store-related asset impairment charges (2)	$0.23	$0.06

Net income per diluted share on a non-GAAP basis	$1.12	$3.51

(1)	Net loss from discontinued operations for the fourth quarter and fiscal year includes the operating results, exit charges and non-cash impairment charges for Ruehl as summarized in a table accompanying the condensed consolidated financial statements included with this release.

(2)	The non-cash, store-related asset impairment charges relate to stores whose asset carrying value exceeded the fair value. For Fiscal 2009 the charge was associated with 34 Abercrombie & Fitch, 46 abercrombie kids and 19 Hollister stores. For Fiscal 2008 the charge was associated with 11 Abercrombie & Fitch, six abercrombie kids and three Hollister stores.

Abercrombie & Fitch Co.
Analysis of Net Loss from Discontinued Operations
(Unaudited)
(in thousands)

	Thirteen Weeks Ended
	January 30, 2010				January 31, 2009
	Operating	Exit	Impairment		Operating	Exit	Impairment
	Results	Charges	Charges	Total	Results	Charges	Charges	Total
Net Sales	$15,032	$—	$—	$15,032	$17,146	$—	$—	$17,146

Cost of Goods Sold	4,629	608	—	5,237	8,381	—	—	8,381

Gross Profit	10,403	(608)	—	9,795	8,765	—	—	8,765

Stores and Distribution Expense	10,177	21,754	—	31,931	15,170	—	22,272	37,442
Marketing, General and Administrative Expense	82	22	—	104	3,514	—	—	3,514
Other Operating Income, Net	—	—	—	—	(37)	—	—	(37)

Operating Income (Loss)	144	(22,384)	—	(22,240)	(9,882)	—	(22,272)	(32,154)

Tax Expense (Benefit) for Discontinued Operations	56	(8,730)	—	(8,674)	(3,854)	—	(8,686)	(12,540)

Net Income (Loss) from Discontinued Operations	88	(13,654)	—	(13,566)	(6,028)	—	(13,586)	(19,614)

Net Income (Loss) Per Share from Discontinued Operations:
Basic	$0.00	$(0.15)	$—	$(0.15)	$(0.07)	$—	$(0.16)	$(0.23)
Diluted	$0.00	$(0.15)	$—	$(0.15)	$(0.07)	$—	$(0.15)	$(0.22)

	Fifty-two Weeks Ended
	January 30, 2010				January 31, 2009
	Operating	Exit	Impairment		Operating	Exit	Impairment
	Results	Charges	Charges	Total	Results	Charges	Charges	Total
Net Sales	$48,393	$—	$—	$48,393	$56,218	$—	$—	$56,218

Cost of Goods Sold	21,429	608	—	22,037	25,621	—	—	25,621

Gross Profit	26,964	(608)	—	26,356	30,597	—	—	30,597

Stores and Distribution Expense	43,407	54,903	48,516	146,826	52,876	—	22,272	75,148
Marketing, General and Administrative Expense	4,942	594	3,020	8,556	14,411	—	—	14,411
Other Operating Income, Net	(11)	—	—	(11)	(86)	—	—	(86)

Operating Income (Loss)	(21,374)	(56,105)	(51,536)	(129,016)	(36,604)	—	(22,272)	(58,876)

Tax Expense (Benefit) for Discontinued Operations	(8,336)	(21,881)	(20,099)	(50,316)	(14,275)	—	(8,686)	(22,962)

Net Income (Loss) from Discontinued Operations	(13,038)	(34,224)	(31,437)	(78,699)	(22,328)	—	(13,586)	(35,914)

Net Income (Loss) Per Share from Discontinued Operations:
Basic	$(0.15)	$(0.39)	$(0.36)	$(0.90)	$(0.26)	$—	$(0.16)	$(0.41)
Diluted	$(0.15)	$(0.39)	$(0.35)	$(0.89)	$(0.25)	$—	$(0.15)	$(0.40)